EXHIBIT 24.3

                      CONSENT OF INDEPENDENT AUDITORS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 2, 1994 (except with respect to the matter discussed in Note 6(b), as to which the date is January 10, 1995) included in Hauppauge Digital, Inc. and Subsidiaries' Form 10-KSB for the nine months ended September 30, 1994, and to all references to our firm in this registration statement.



                                        /s/ Arthur Andersen LLP
                                        ---------------------------
                                            ARTHUR ANDERSEN LLP


Melville, New York
January 22, 1996